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                                   EXHIBIT 21.1



                      Subsidiaries of Small Business Issuer



                                 Jurisdiction of              Name Under which
          Name                    Incorporation           Subsidiary Does Business
------------------------   ---------------------------   --------------------------

   ICARUS Corporation            Maryland, U.S.A.              (Same as name)

ICARUS Services, Limited          United Kingdom               (Same as name)

    ICARUS Nippon KK                  Japan                    (Same as name)

 ICARUS Development and          Maryland, U.S.A.              (Same as name)
  Marketing Corporation